Exhibit 10.16

EXECUTION VERSION

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

AMENDMENT NO. 9 TO LICENSE AGREEMENT

This AMENDMENT NO. 9 TO LICENSE AGREEMENT (the “Amendment”) is made and entered into as of 27 March, 2013, by and between Chrysalis Pharma AG, a corporation duly established under the laws of Switzerland with registered offices at Chilchgasse 8, 6072 Sachseln Switzerland, as successor to PVT Polyver Trust AG (“Licensor”), and Omthera Pharmaceuticals, Inc., a company duly established under the laws of Delaware with registered offices at 90 Washington Valley Road, Bedminster, NJ 07921 (“Licensee”). Licensor and Licensee are also referred to individually as “Party” and collectively as “Parties”.

A.                                             Licensor and Licensee are parties to that certain License Agreement, dated as of November 13, 2009 (as amended by Amendment Nos. 1 through 8 set forth below, the “Original Agreement”), pursuant to which, among other things, Licensor granted an exclusive license to Licensee to develop and commercialize the Product for the Primary Indication in the Field worldwide.

B.                                             The Parties entered into that certain Amendment No. 1 to License Agreement, dated as of January 13, 2010, that certain Amendment No. 2 to License Agreement, dated as of May 28, 2010, that certain Amendment No. 3 to License Agreement, dated as of June 30, 2010, that certain Amendment No. 4 to License Agreement, dated as of September 15, 2010, that certain Amendment No. 5 to License Agreement, dated as of October 24, 2010, that certain Amendment No. 6 to License Agreement, dated as of December 7, 2010 and that certain Amendment No. 7 to License Agreement, dated as of February 4, 2011, in order to extend the period of time for the assignment of the Supply Agreement Relating To Supply Of A OMEGA-3 Fatty Acid Concentrate (Omefas®) in Annex C from Licensor to Licensee (the “Supply Agreement”).

C.                                             The Parties have entered into that certain Amendment No. 8 to License Agreement, dated as of February 28, 2011 to provide for certain modifications to the terms of the Original Agreement (before such Amendment No. 8), and to confirm certain matters relating to the Original Agreement (before such Amendment No. 8).

D.                                             The Parties wish to enter into this Amendment to provide for certain modifications to the terms of the Original Agreement.

E.                                              Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Original Agreement.

***Confidential Treatment Requested

EXECUTION VERSION

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Licensor and Licensee hereby agree as follows:

1.                             Amendment to Section 11.4. Section 11.4 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

“11.4 With respect to this Section 11 generally, the Parties understand and agree that Licensee will be obligated to pay a first series of milestone payments for development and approval of Product, likely Section 11.1 given the proposed development program for Product. However, Licensee will not be obligated to pay any additional series of milestone payments under any of Sections 11.1, 11.2, and 11.3 unless all four (4) of the following requirements are satisfied for the Product development and approval at issue:

(1)                                 a separate clinical development program was required (which shall not include, for example, additional clinical development agreed to or mandated as part of the regulatory approval process of a different clinical development program);

(2)                                 a separate Regulatory Approval was required;

(3)                                 the approved indication is new and substantially different from any indication already approved for Product; and

(4)                                 the newly approved indication will give a substantially expanded patient Pool for Product.

For the case of doubt, off-label use in an indication will not be considered. The same rules shall also apply to Combination Products. If for Combination Products, the four requirements specified above in Section 11.4 (1) to (4) are satisfied, […***…] of the milestone payments as listed in Sections 11.1, 11.2, and 11.3 are due to the Licensor.

The Parties understand and agree that Licensee’s Clinical Trial identified as “ESPRIT” was referenced to gain approval for the Primary Indication as mandated and agreed with the FDA and that such reference excluded a separate milestone payment according to Section 11.2.1 (i), irrespective of the fact that ESPRIT has met its endpoint. The Parties further agree that the ESPRIT trial shall however give rise to a milestone payment according to Section 11.2.1 (i) as soon as such ESPRIT trial becomes part of the clinical development program for an indication according to Section 11.2.1., (since having met its endpoint and all four requirements specified above in Section 11.4 (1) to (4) would then be satisfied) would be the case at the time of the first visit of the first patient of a so-called “outcomes study” indicated by the FDA as an additional requirement for the NDA filing for a label directed to the indication described in Section 11.2.1.”

2.                             No Other Changes. Except as specifically amended hereby, the

***Confidential Treatment Requested

EXECUTION VERSION

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

Original Agreement shall remain in full force and effect and in accordance with its terms. This Amendment supersedes the Side Letter and the Side Letter shall have no further force or effect.

3.                             Governing Law. This Amendment shall exclusively be governed by and interpreted according to the material laws of Switzerland without regard to its conflict of laws principles. The application of the UN-Convention on Contracts for the International Sale of Goods is expressly excluded.

4.                             Counterparts. This Amendment may be executed in counterparts, by confirmed facsimile, or both, each of which shall be considered an original, but all of which together shall constitute the same instrument.

[remainder of this page intentionally left blank]

***Confidential Treatment Requested

EXECUTION VERSION

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Amendment as of the date first set forth above.

CHRYSALIS PHARMA AG		OMTHERA PHARMACEUTICALS, INC.

By:	/s/ R. Bufton	By:	/s/ Gerald Wisler

Name:	R. Bufton	Name:	Gerald Wisler

Title:	Chairman	Title:	President & CEO

By:	/s/ Johannes Spleiss

Name:	Johannes Spleiss

Title:	Director

***Confidential Treatment Requested